EXHIBIT 4.28

Form of Extendible Floating Rate Global Senior Bank Note

THIS SENIOR NOTE IS AN OBLIGATION SOLELY OF PNC BANK, NATIONAL ASSOCIATION (THE “BANK”) AND WILL NOT BE AN OBLIGATION OF, OR OTHERWISE GUARANTEED BY, ANY OTHER BANK OR THE PNC FINANCIAL SERVICES GROUP, INC. OR ANY AFFILIATE THEREOF OTHER THAN THE BANK. THE OBLIGATIONS EVIDENCED BY THIS SENIOR NOTE RANK EQUALLY WITH ALL OTHER UNSECURED AND UNSUBORDINATED INDEBTEDNESS OF THE BANK, EXCEPT FOR OBLIGATIONS (INCLUDING DOMESTIC (U.S.) DEPOSIT LIABILITIES) THAT ARE SUBJECT TO ANY PRIORITIES OR PREFERENCES UNDER APPLICABLE LAW. UNDER APPLICABLE LAW, CLAIMS OF CERTAIN CREDITORS OF THE BANK, INCLUDING HOLDERS OF DOMESTIC (U.S.) DEPOSITS, WOULD BE ENTITLED TO PRIORITY OVER THE CLAIMS OF GENERAL UNSECURED CREDITORS (SUCH AS THE HOLDERS OF THIS SENIOR NOTE) IN THE EVENT OF A LIQUIDATION OR OTHER RESOLUTION OF THE BANK. THIS SENIOR NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THE OBLIGATIONS UNDER THIS SENIOR NOTE ARE NOT SECURED.

UNLESS THIS SENIOR NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”) TO THE BANK OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SENIOR NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCHAS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

THIS SENIOR NOTE IS ISSUABLE ONLY IN FULLY REGISTERED FORM IN MINIMUM DENOMINATIONS OF $250,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF. EACH OWNER OF A BENEFICIAL INTEREST IN THIS SENIOR NOTE MUST BE AN INVESTOR WHO IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IS REQUIRED TO HOLD A BENEFICIAL INTEREST IN A $250,000 PRINCIPAL AMOUNT OR ANY INTEGRAL MULTIPLE OF $1,000 IN EXCESS THEREOF OF THIS SENIOR NOTE AT ALL TIMES.

No. EXT- REGISTERED

CUSIP NO.:

GLOBAL SENIOR BANK NOTE

(Extendible Floating Rate)

ORIGINAL ISSUE DATE:	PRINCIPAL AMOUNT:

INITIAL INTEREST RATE: %	MATURITY DATE: See “Initial Maturity Date” in attached RIDER A.

INTEREST RATE BASIS OR BASES:	INDEX MATURITY:

IF LIBOR: Designated LIBOR Currency:	REGULAR RECORD DATES (if other than the fifteenth calendar day (whether or not a Business Day) next preceding the applicable Interest Payment Date):

IF FED FUNDS:
☐ Federal Funds (Effective) Rate ☐ Federal Funds Open Rate ☐ Federal Funds Target Rate

INDEX CURRENCY:

SPREAD (PLUS OR MINUS) AND/OR SPREAD MULTIPLIER: See ADDENDUM

MAXIMUM INTEREST RATE:	MINIMUM INTEREST RATE:

INTEREST PAYMENT DATES:	INTEREST PAYMENT PERIOD:

INITIAL INTEREST PAYMENT DATE:

INITIAL INTEREST RESET DATE:	INTEREST RESET PERIOD:

INTEREST RESET DATES:	CALCULATION AGENT (if other than PNC Bank, National Association):

INITIAL REDEMPTION DATE:	ANNUAL REDEMPTION PERCENTAGE REDUCTION:

INITIAL REDEMPTION PERCENTAGE:

INTEREST CALCULATION:	DAY COUNT CONVENTION

☐      Regular Floating Rate Senior Note

☐      Floating Rate/Fixed Rate Senior Note

Fixed Rate Commencement Date:

Fixed Interest Rate:

☐      Fixed Rate/Floating Rate Senior Note

Fixed Interest Rate:

Initial Interest Reset Date:

☐      Step-Up Note:

Step-Up Rate Commencement Date:

Step-Up Rate Adjustment:

☐ 30/360 for the period from and including to but excluding . ☐ Actual/360 for the period from and including to but excluding . ☐ Actual/Actual for the period from and including to but excluding .

ADDENDUM ATTACHED:	ORIGINAL ISSUE DISCOUNT:
☒ Yes	☐ Yes
☐ No	☐ No

Total Amount of OID:
Yield to Maturity:
Initial Accrual Period:

OTHER PROVISIONS:	DEFAULT RATE: %

See attached RIDER A.

ADDENDUM

Spread:

The table below indicates the applicable spread to be added to the Interest Rate Basis for each of the periods described below:

PERIOD	SPREAD

From and including to and excluding	basis points plus %

From and including to and excluding	basis points plus %

From and including to and excluding	basis points plus %

From and including to and excluding	basis points plus %

From and including to and excluding	basis points plus %

PNC Bank, National Association (the “Bank”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                      United States Dollars on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest in arrears thereon from and including the Original Issue Date specified above or from and including the most recent interest payment date on which interest on this Senior Note (or any predecessor Senior Note) has been paid or duly provided for on the Interest Payment Date or Dates specified above (each, an “Interest Payment Date”), and at maturity or upon earlier redemption or repayment, if applicable, commencing on the Initial Interest Payment Date specified above, at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate per annum determined in accordance with the provisions hereof and any Addendum relating hereto depending upon the Interest Rate Basis or Bases, if any, and such other terms specified above, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Default Rate per annum specified above on any overdue principal and premium, if any, and on any overdue installment of interest. If no Default Rate is specified above, the Default Rate shall be the Interest Rate on this Senior Note specified above. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Senior Note (or any predecessor Senior Note) is registered at the close of business on the Regular Record Date, which unless otherwise specified above shall be the fifteenth calendar day (whether or not a Business Day (as defined below)) next preceding the applicable Interest Payment Date (a “Regular Record Date”); provided, however, that interest payable at maturity or upon earlier redemption or repayment, if applicable, will be payable to the person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the holder as of the close of business on such Regular Record Date, and will instead be payable to the person in whose name this Senior Note (or any predecessor Senior Note) is registered at the close of business on a special record date for the payment of such defaulted interest (the “Special Record Date”) determined by the Issuing and Paying Agent (as defined below), notice of which shall be given to the holders of Senior Notes not less than 10 calendar days prior to such Special Record Date.

Payment of principal of, premium, if any, and interest on, this Senior Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Bank will at all times appoint and maintain an issuing and paying agent (which may be the Bank) (the “Issuing and Paying Agent”, which term shall include any successor Issuing and Paying Agent), authorized by the Bank to pay principal of, premium, if any, and interest on, this Senior Note on behalf of the Bank pursuant to an issuing and paying agency agreement (the “Issuing and Paying Agency Agreement”) and having an office or agency (the “Issuing and Paying Agent Office”) in New York City or in the city in which the Bank is headquartered (the “Place of Payment”), where this Senior Note may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to this Senior Note may be served. The Bank has initially appointed PNC Bank, National Association as the Issuing and Paying Agent, with the Issuing and Paying Agent Office currently located at 116 Allegheny Center Mall, P8-YB35-02-8, Pittsburgh, Pennsylvania 15212, Attention: Security Settlements. The Bank may resign as or remove the Issuing and Paying Agent pursuant to the terms of the Issuing and Paying Agency Agreement and may appoint a successor Issuing and Paying Agent.

Payment of principal of, premium, if any, and interest on, this Senior Note due at maturity or upon earlier redemption or repayment, if applicable, will be made in immediately available funds upon presentation and surrender of this Senior Note to the Issuing and Paying Agent at the Issuing and Paying Agent Office; provided that this Senior Note is presented to the Issuing and Paying Agent in time for the Issuing and Paying Agent to make such payment in accordance with its normal procedures. Payments of interest on this Senior Note (other than at maturity or upon earlier redemption or repayment) will be made by wire transfer to such account as has been appropriately designated to the Issuing and Paying Agent by the person entitled to such payments.

Reference herein to “this Senior Note”, “hereof”, “herein” and comparable terms shall include an Addendum hereto if an Addendum is specified above and shall include any Riders hereto if specified above.

Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Bank has caused this Senior Note to be duly executed.

PNC BANK, NATIONAL ASSOCIATION

By:
Authorized Signatory

Dated:

ISSUING AND PAYING AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the Senior Notes referred to in the Issuing and Paying Agency Agreement.

PNC BANK, NATIONAL ASSOCIATION as the Issuing and Paying Agent

By:
Authorized Signatory

[Reverse]

This Senior Note is one of a duly authorized issue of Senior Bank Notes of the Bank due nine months or more from date of issue (the “Senior Notes”).

If any Interest Payment Date (other than an Interest Payment Date at the Maturity Date or date of earlier redemption or repayment of this Senior Note) would otherwise fall on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding day that is a Business Day, except that if an Interest Rate Basis is LIBOR, as specified on the face hereof, and such next Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day. Except as provided above, interest payments will be made on the Interest Payment Dates shown on the face hereof. If the Maturity Date or date of earlier redemption or repayment of this Senior Note falls on a day which is not a Business Day, the related payment of principal of, premium, if any, and interest on, this Senior Note will be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such Maturity Date or date of earlier redemption or repayment, as the case may be.

This Senior Note will not be subject to any sinking fund. If so provided on the face of this Senior Note, this Senior Note may be redeemed by the Bank in whole, but not part, on the Initial Redemption Date, if any, specified on the face hereof. Any such redemption will apply to all outstanding Senior Notes of this series, whether or not the maturity of any or all of the Senior Notes have been extended. The Bank will provide notice to holders of its election to redeem the Senior Notes no more than 15 nor less than 10 calendar days prior to the Initial Redemption Date. If no Initial Redemption Date is specified on the face hereof, this Senior Note may not be redeemed prior to the Maturity Date.

The “Redemption Price” shall initially be the Initial Redemption Percentage specified on the face hereof of the principal amount of this Senior Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date specified on the face hereof by the Annual Redemption Percentage Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

If this Senior Note is designated on the face hereof as having a Rider attached hereto, this Senior Note may be redeemed by the Bank in accordance with the terms described in such Rider.

The interest rate borne by this Senior Note shall be determined as follows:

1. If this Senior Note is designated as a Regular Floating Rate Senior Note on the face hereof or if no designation is made for Interest Calculation on the face hereof, then, except as described below or in an Addendum hereto, this Senior Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases shown on the face hereof (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Senior Note is payable shall be reset as of each Interest Reset Date specified on the face hereof; provided, however, that the interest rate in effect for the period from the Original Issue Date to but excluding the Initial Interest Reset Date will be the Initial Interest Rate.

2. If this Senior Note is designated as a Fixed Rate/Floating Rate Senior Note on the face hereof, then, except as described below or in an Addendum hereto, this Senior Note shall bear interest at the Fixed Interest Rate specified on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Senior Note is payable shall be reset as of each Interest Reset Date specified on the face hereof; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to but excluding the Initial Interest Reset Date will be the Fixed Interest Rate; and (ii) the interest rate in effect commencing on, and including, the Initial Interest Reset Date to but excluding the Stated Maturity Date or date of earlier redemption or repayment shall be at the rate determined by reference to the applicable Interest Rate Basis or Bases shown on the face hereof (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described on the face hereof.

3. If this Senior Note is designated as a Floating Rate/Fixed Rate Senior Note on the face hereof, then, except as described below or in an Addendum hereto, this Senior Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases shown on the face hereof (i) plus or minus the applicable Spread, if any, and/or (ii) multiplied by the applicable Spread Multiplier, if any, specified and applied in the manner described on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Senior Note is payable shall be reset as of each Interest Reset Date specified on the face hereof; provided, however, that (i) the interest rate in effect for the period from the Original Issue Date to but excluding the Initial Interest Reset Date will be the Initial Interest Rate; and (ii) the interest rate in effect commencing on, and including, the Fixed Rate Commencement Date to but excluding the Stated Maturity Date or date of earlier redemption or repayment shall be the Fixed Interest Rate, if such a rate is specified on the face hereof, or if no such Fixed Interest Rate is so specified, the interest rate in effect hereon on the Business Day immediately preceding the Fixed Rate Commencement Date.

4. If this Senior Note is designated as a Step-Up Note on the face hereof, then, unless as otherwise described below or in an Addendum hereto, this Senior Note will bear interest at a fixed rate of interest in effect for the period from the Original Issue Date until the Initial Interest Reset Date, as specified on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Step-up Note is payable shall be increased as of each Interest Reset Date to a higher, predetermined rate as specified on the face hereof or in an Addendum hereto.

Notwithstanding the foregoing, if this Senior Note is designated on the face hereof as having an Addendum attached, this Senior Note shall bear interest in accordance with the terms described in such Addendum.

Except as set forth above or specified on the face hereof or in an Addendum hereto, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if LIBOR is an applicable Interest Rate Basis and if such Business Day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding Business Day.

Unless otherwise specified on the face hereof, any interest payable on this Senior Note on any Interest Payment Date will equal the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid (or from and including the Original Issue Date specified on the face hereof, if no interest has been paid), to but excluding the related Interest Payment Date or Maturity Date or date of earlier redemption or repayment, as the case may be.

Unless otherwise specified on the face hereof, any accrued interest hereon shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the period for which interest is being calculated. Unless otherwise specified on the face hereof, the interest factor for each such date will be computed by dividing the interest rate applicable to such day by 360 if the Federal Funds Rate or LIBOR is an applicable Interest Rate Basis. Unless otherwise specified on the face hereof, the interest factor for this Senior Note, if the interest rate is calculated with reference to two or more Interest Rate Bases, will be calculated in each period in the same manner as if only the applicable Interest Rate Bases specified on the face hereof applied.

The interest rate applicable to each day in an Interest Reset Period commencing on the related Interest Reset Date will be determined by the Calculation Agent as of the applicable Interest Determination Date and will be calculated by the Calculation Agent on or prior to the Calculation Date (as defined below), except with respect to LIBOR, which will be calculated on such Interest Determination Date. The “Interest Determination Date” with respect to the Federal Funds Rate will be the second Business Day immediately preceding the applicable Interest Reset Date; and the “Interest Determination Date” with respect to LIBOR shall be the second London Banking Day (as defined below) immediately preceding the applicable Interest Reset Date, unless the Designated LIBOR Currency is British pounds sterling, in which case the “Interest Determination Date” will be the applicable Interest Reset Date. If the interest rate of this Senior Note is determined with reference to two or more Interest Rate Bases specified on the face hereof, the “Interest Determination Date” pertaining to this Senior Note shall be the latest Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate Basis shall be determined as of such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

Unless otherwise specified on the face hereof, the “Calculation Date” pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest

Determination Date or, if such day is not a Business Day, the next succeeding Business Day and (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity Date or date of earlier redemption or repayment, as the case may be. All calculations on this Senior Note shall be made by the Calculation Agent specified on the face hereof or such successor thereto as is duly appointed by the Bank. The determination of any interest rate by the Calculation Agent will be final and binding absent manifest error.

All percentages resulting from any calculation on this Senior Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 5.876545% (or 0.05876545) would be rounded to 5.87655% (or 0.0587655) and 5.876544% (or 0.05876544) would be rounded to 5.87654% (or 0.0587654)), and all dollar amounts used in or resulting from such calculation will be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency, to the smallest denominational unit (with one-half cent being rounded upwards).

As used herein, “Business Day” means, unless otherwise specified on the face hereof, any day that is not a Saturday or Sunday and that in New York City and in Pittsburgh, Pennsylvania is not a day on which banking institutions are authorized or required by law, regulation or executive order to close and, if an Interest Rate Basis shown on the face hereof is LIBOR, is also a London Banking Day. As used herein, unless otherwise specified on the face hereof, “London Banking Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Federal Funds Rate. If an Interest Rate Basis for this Senior Note is the Federal Funds Rate, as specified on the face hereof, the Federal Funds Rate shall be determined as of the applicable Interest Determination Date (a “Federal Funds Rate Interest Determination Date”) in accordance with the following provisions:

(i) If “Federal Funds (Effective) Rate” is the specified Federal Funds Rate on the face hereof, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date will be the Federal Funds Rate on such date for United States dollar federal funds as published in H.15(519) opposite the caption “Federal Funds (Effective)”, as such rate is displayed on the FEDL01 Index Page of Bloomberg L.P. (“Bloomberg”) or, if such rate is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate with respect to such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal Funds (Effective).” If such rate does not appear on the FEDL01 Index Page on Bloomberg or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the Dealers or their affiliates) selected by the Calculation Agent, prior to 9:00 A.M., New York City time, on the Business Day following such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date without giving effect to any resetting of the Federal Funds Rate on such Federal Funds Rate Interest Determination Date. As used herein, “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Federal Reserve Board.

(ii) If “Federal Funds Open Rate” is the specified Federal Funds Rate on the face hereof, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date will be the Federal Funds Rate on such date displayed on the FEDSOPEN Index page on Bloomberg, which is the Fed Funds Opening Rate as reported by Garban Intercapital (or a successor) on Bloomberg, or, if such rate does not appear on FEDSOPEN Index page on Bloomberg by 3:00 P.M., New York City time, on the Calculation Date, the rate with respect to such Federal Funds Rate Interest Determination Date will be the rate on such date displayed under the heading “Federal Funds” for the relevant Index Maturity and opposite the caption “Open” as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) (“Reuters Page 5”). If such rate is not displayed on FEDSOPEN Index page on Bloomberg or does not appear on Reuters Page 5 or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the Dealers or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on the business day following on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date without giving effect to any resetting of the Federal Funds Rate on such Federal Funds Rate Interest Determination Date.

(iii) If “Federal Funds Target Rate” is the specified Federal Funds Rate on the face hereof, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 P.M., New York City time, on the Calculation Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be the rate for that day appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) (“Reuters Page USFFTARGET=”). If such rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters Page USFFTARGET= by 3:00 P.M., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the Dealers or their affiliates) selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the

Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date without giving effect to any resetting of the Federal Funds Rate on such Federal Funds Rate Interest Determination Date.

LIBOR. If an Interest Rate Basis for this Senior Note is LIBOR, as specified on the face hereof, LIBOR shall be determined by the Calculation Agent as of the applicable Interest Determination Date (a “LIBOR Interest Determination Date”) in accordance with the following provisions:

(i) With regard to any Interest Determination Date, LIBOR will be the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified on the face hereof as such rate is displayed on Reuters on page LIBOR01 (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency (“Reuters Page LIBOR01”) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If no such rate appears, LIBOR on such LIBOR Interest Determination Date shall be determined in accordance with the provisions described in clause (ii) below.

(ii) With respect to a LIBOR Interest Determination Date on which no rate is displayed on Reuters Index Page LIBOR01 as specified in clause (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the Calculation Agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the Calculation Agent of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks (which may include the Dealers or their Affiliates) in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

“Designated LIBOR Currency” means U.S. dollars unless a different currency is specified on the face hereof as to which LIBOR shall be calculated.

“Principal Financial Center” means (i) New York City for U.S. dollars, or if not U.S. dollars, the capital city of the country issuing the specified currency or (ii) the capital city of the country to which the Designated LIBOR Currency, if applicable, relates, except, in each case, that with respect to U.S. dollars, Australian dollars, Canadian dollars, euros, New Zealand dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be New York City, Sydney, Toronto, The City of London (solely in the case of the Designated LIBOR Currency), Wellington, Johannesburg and Zurich, respectively.

Any provision contained herein, including the determination of an Interest Rate Basis, the specification of an Interest Rate Basis, calculation of the interest rate applicable to this Senior Note, its Interest Payment Dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified on the face hereof.

Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. In addition to any Maximum Interest Rate applicable hereto pursuant to the above provisions, the interest rate on this Senior Note will in no event be higher than the maximum rate permitted by Pennsylvania law, as the same may be modified by United States law of general application. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. Unless otherwise specified on the face hereof, PNC Bank, National Association will be the Calculation Agent.

At the request of the holder hereof, the Calculation Agent shall provide to the holder hereof the interest rate hereon then in effect and, if determined, the interest rate which shall become effective as of the next Interest Reset Date.

In case any Senior Note shall at any time become mutilated, destroyed, lost or stolen, and such Senior Note or evidence of the loss, theft or destruction thereof satisfactory to the Bank and the Issuing and Paying Agent and such other documents or proof as may be required by the Bank and the Issuing and Paying Agent shall be delivered to the Issuing and Paying Agent, the Bank shall issue and the Issuing and Paying Agent shall authenticate a new Senior Note, of like tenor and principal amount, having a serial number not contemporaneously outstanding, in exchange and substitution for the mutilated Senior Note or in lieu of the Senior Note destroyed, lost or stolen but, in the case of any destroyed, lost or stolen Senior Note, only upon receipt of evidence satisfactory to the Bank and the Issuing and Paying Agent that such Senior Note was destroyed, stolen or lost, and, if required, upon receipt of indemnity satisfactory to the Bank and the Issuing and Paying Agent. Upon the issuance of any substituted Senior Note, the Bank and the Issuing and Paying Agent may require the payment of a sum sufficient to cover all expenses and reasonable charges connected with the preparation and delivery of a new Senior Note. If any Senior Note which has matured or has been redeemed or repaid or is about to mature or to be redeemed or repaid shall become mutilated, destroyed, lost or stolen, the Bank may, instead of issuing a substitute Senior Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Senior Note) upon compliance by the holder with the provisions of this paragraph.

No recourse shall be had for the payment of principal of, premium, if any, or interest on, this Senior Note for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Bank or of any successor corporation, either directly or through the Bank or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

The occurrence of any of the following events shall constitute an “Event of Default” with respect to this Senior Note: (i) default in the payment of any interest with respect to any of the Senior Notes issued by the Bank when due, which continues for 30 calendar days; (ii) default in the payment of any principal of, or premium, if any, on, any of the Senior Notes issued by the Bank when due; (iii) the entry by a court having jurisdiction in the premises or an administrative or governmental agency or body of (a) a decree or order for relief in respect of the Bank in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or (b) a decree or order appointing a conservator, receiver, liquidator, assignee, trustee, sequestrator or any other similar official of the Bank, or of substantially all of the property of the Bank, or ordering the winding up or liquidation of the affairs of the Bank, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or (iv) the commencement by the Bank of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by the Bank to the entry of a decree or order for relief in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding, or the filing by the Bank of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state bankruptcy, insolvency, reorganization or similar law, or the consent by the Bank to the filing of such petition or to the appointment of or taking possession by a custodian, conservator, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Bank or of substantially all of the property of the Bank, or the making by the Bank of an assignment for the benefit of creditors, or the taking of corporate action by the Bank in furtherance of any such action. If an Event of Default shall occur and be continuing, the holder of this Senior Note may declare the principal amount of, and accrued interest and premium, if any, on, this Senior Note due and payable immediately by written notice to the Bank. Upon such declaration and notice, such principal amount, accrued interest and premium, if any, shall become immediately due and payable. Any Event of Default with respect to this Senior Note may be waived by the holder hereof.

In the event of the appointment of a receiver, liquidator or conservator for the Bank, the FDIC as conservator or receiver has broad powers with respect to contracts, including the Senior Notes, in spite of any acceleration provision.

The Issuing and Paying Agency Agreement provides that the Bank will promptly notify, and provide copies of any such notice to, the Issuing and Paying Agent, and the Issuing and Paying Agent will promptly mail by first-class mail, postage prepaid, copies of such notice to the holders of the Senior Notes, upon the occurrence of an Event of Default or of the curing or waiver of an Event of Default.

Nothing contained herein shall prevent any consolidation or merger of the Bank with any other corporation, banking association or other legal entity (collectively, the “corporation”) or successive consolidations or mergers in which the Bank or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of the property of the Bank as an entirety or substantially as an entirety to any other corporation authorized to acquire and operate the same; provided, however (and the Bank hereby covenants and agrees) that any such consolidation, merger, sale or conveyance shall be upon the condition that: (i) immediately after such consolidation, merger, sale or conveyance the corporation (whether the Bank or such other corporation) formed by or surviving any such consolidation or merger, or the corporation to which such sale or conveyance shall have been made, shall not be in default in the performance or observance of any of the terms, covenants and conditions of this Senior Note to be observed or performed by the Bank; and (ii) the corporation (if other than the Bank) formed by or surviving any such consolidation or merger, or the corporation to which such sale or conveyance shall have been made, shall be organized under the laws of the United States of America or any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on, this Senior Note. In case of any such consolidation, merger, sale, conveyance, transfer or lease, and upon the assumption by the successor corporation of the due and punctual performance of all of the covenants in this Senior Note to be performed or observed by the Bank, such successor corporation shall succeed to and be substituted for the Bank with the same effect as if it had been named in this Senior Note as the Bank and thereafter the predecessor corporation shall be relieved of all obligations and covenants in this Senior Note and may be liquidated and dissolved.

Any action by the holder of this Senior Note shall bind all future holders of this Senior Note, and of any Senior Note issued in exchange or substitution herefor or in place hereof, in respect of anything done or permitted by the Bank or by the Issuing and Paying Agent in pursuance of such action.

The Issuing and Paying Agent shall maintain at its offices a register (the register maintained in such office or any other office or agency of the Issuing and Paying Agent in Pittsburgh, Pennsylvania herein referred to as the “Senior Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuing and Paying Agent shall provide for the registration of the Senior Notes and of transfers of the Senior Notes.

The transfer of this Senior Note is registerable in the Senior Note Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Issuing and Paying Agent in the Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank and the Issuing and Paying Agent duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No provision of this Senior Note shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay principal of, premium, if any, and interest on this Senior Note in U.S. dollars at the times, places and rate herein prescribed in accordance with its terms.

The Bank may, from time to time, without the consent of any holder, issue additional Senior Notes so as to form a single tranche with this Senior Note. Any such additional Senior Notes will be “fungible” with this Senior Note for U.S. Federal income tax purposes. As used herein, “tranche” means all Senior Notes that have the same maturity date, interest payment basis, interest payment dates, if any, and other terms, except for the original issue date, issue price and initial interest payment date, if applicable.

No service charge shall be made to a holder of this Senior Note for any transfer or exchange of this Senior Note, but the Bank may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Beneficial interests represented by this Senior Note are exchangeable for definitive Senior Notes in registered form, of like tenor and of an equal aggregate principal amount, only if (x) The Depository Trust Company, as depositary (the “Depositary”) notifies the Bank that it is unwilling or unable to continue as Depositary for this Senior Note or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by the Bank within 90 days, or (y) the Bank in its sole discretion determines not to have such beneficial interests represented by this Senior Note. Any Senior Note representing such beneficial interests that is exchangeable pursuant to the preceding sentence shall be exchangeable in whole for definitive Senior Notes in registered form, of like tenor and of an equal aggregate principal amount, in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof. Such definitive Senior Notes shall be registered in the name or names of such person or persons as the Depositary shall instruct the Issuing and Paying Agent.

The Bank Notes may be amended, modified or supplemented by the Bank and this Agreement may be amended, modified or supplemented by the Bank and the Issuing and Paying Agent, (a) for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained therein or herein, (b) to make any further modifications of the terms of this Agreement necessary or desirable to allow for the issuance of any additional Bank Notes (which modifications shall not be materially adverse to Holders of Bank Notes that are then outstanding); or (c) in any manner that the Bank and, in the case of this Agreement, the Issuing and Paying Agent may deem necessary or desirable and which the Bank determines, as evidenced by an opinion of counsel delivered to the Issuing and Paying Agent, will not materially adversely affect the interests of the Holders of the then outstanding Bank Notes, to all of which each Holder of Bank Notes shall, by acceptance thereof, be deemed to have consented. In addition, with the written consent of the Holders of at least 66-2/3% of the principal amount of the Bank Notes to be affected thereby, the Bank and the Issuing and Paying Agent may from time to time and at any time enter into agreements modifying, amending or supplementing in any other respect this Agreement or the provisions of the applicable Bank Notes for the purpose of adding any provisions to or changing in any manner or eliminating any provisions of this Agreement or of modifying in any manner the rights of the Holders of such Bank Notes; provided, however, that no such modification, amendment or supplement may, without the consent of the Holder of each Bank Note then outstanding and affected thereby, (i) change the stated maturity date with respect to any Bank Note or reduce or cancel the amount payable at maturity, (ii) reduce the amount payable or modify the payment date for any interest with respect to any Bank Note or vary the method of calculating the rate of interest with respect to any Bank Note, (iii) reduce any minimum interest rate and/or maximum interest rate (as such terms are defined in the Offering Circular, any applicable Global Bank Note or any Pricing Supplement) with respect to any Bank Note, (iv) modify the currency in which payments under any Bank Note appertaining thereto are to be made, (v) reduce the percentage in principal amount of outstanding Bank Notes the consent of the Holders of which is necessary to modify or amend this Agreement, or (vi) materially modify the redemption provisions relating to the redemption price or redemption date with respect to any Bank Notes. Any instrument given by or on behalf of any Holder of a Bank Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent Holders of such Bank Note. Any modifications, amendments or waivers to this Agreement or the provisions of the Bank Notes will be conclusive and binding on all Holders of Bank Notes, whether or not notation of such modifications, amendments or waivers is made upon the Bank Notes. It will not be necessary for the consent of the Holders of Bank Notes to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. Bank Notes authenticated and delivered after the execution of any modification, amendment or supplement to this Agreement may bear a notation as to any matter provided for in that modification, amendment or supplement. New Bank Notes modified as to conform, in the opinion of the Bank and that of the Issuing and Paying Agent, as applicable, to any modification contained in any amendment may be prepared by the Bank, authenticated by the Issuing and Paying Agent, and delivered in exchange for the Bank Notes then outstanding. If the Bank and the Issuing and Paying Agent effect any modification, amendment or supplement to the provisions of any particular Bank Note, the Bank will have no obligation to make a similar modification, amendment or supplement to any other Bank Note, irrespective of the Series to which the other Bank Note may belong. Neither the Bank nor any affiliate of the Bank may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or any Bank Notes unless such consideration is offered to all Holders whose bank Notes would be subject to such consent, waiver or amendment and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement

Prior to due presentment of this Senior Note for registration of transfer, the Bank, the Issuing and Paying Agent or any agent of the Bank or the Issuing and Paying Agent may treat the holder in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Bank, the Issuing and Paying Agent nor any such agent shall be affected by notice to the contrary except as required by applicable law.

All notices to the Bank under this Senior Note shall be in writing and addressed to the Bank at Three PNC Plaza, Three PNC Plaza, 225 Fifth Avenue, 6th Floor, Pittsburgh, Pennsylvania 15222, Attention: Lisa Kovac, or to such other address of the Bank as the Bank may notify the holder of this Senior Note.

This Senior Note shall be governed by, and construed in accordance with, the laws of the State of Pennsylvania (without regard to conflicts of laws principles) and all applicable federal laws and regulations.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of or within the Senior Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT	—		Custodian
		(Cust)		(Minor)
under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used

though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address,

including postal zip code, of assignee)

the within Senior Note and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Senior Note on the books of the Issuing and Paying Agent, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Senior Note in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee

RIDER A

to

Senior Extendible Floating Rate Note

This RIDER A forms a part of and is incorporated into the terms of this Senior Note, issued by PNC Bank, National Association.

Extension of Maturity.

INITIAL MATURITY DATE: This Senior Note will mature on the initial maturity date of                      (the “Initial Maturity Date”) unless the maturity of all or any portion of this Senior Note is extended in accordance with the procedures described below.

FINAL MATURITY DATE: The final maturity date of this Senior Note is                     .

A holder may elect to extend the maturity of all or any portion of the principal amount of its Senior Notes on the     th day of each month, commencing on                      through and including                      (each an “Election Date”). The Senior Notes must be extended in a principal amount of $250,000 or any integral multiple of $1,000 in excess thereof, during the notice period relating to each Election Date. If a holder elects to extend the maturity of any Senior Notes, the maturity of those Senior Notes will be extended to the     th day of the month which is one month after (i) the Initial Maturity Date (in the case of the initial extension of maturity) or (ii) any later date to which the maturity date of those Senior Notes has been previously extended. In no event may the maturity of any Senior Note be extended beyond the Final Maturity Date.

To make an election to extend the maturity of any Senior Notes effective on any Election Date, a holder must deliver a notice of election in the form entitled “Option to Extend Maturity Date” attached hereto (“Notice of Election”) duly completed and, in the event of an election to extend the maturity of only a portion of the principal amount of this Senior Note, this Senior Note, at the office of the Issuing and Paying Agent during the Extension Notice Period (as defined below) for that Election Date. The notice period for each Election Date will begin on the 5th Business Day prior to the Election Date and end at 1:00 PM (New York City time) on the Business Day prior to the Election Date (the “Extension Notice Period”). A Notice of Election must be delivered through the normal clearing channels on or after the first day of the notice period and no later than 1:00 PM (New York City time) on the last Business Day in the Extension Notice Period relating to the applicable Election Date. An election to extend the maturity of all or any portion of the principal amount of the Senior Notes during any Notice Period will be revocable during each day of an Extension Notice Period, until 1:00 PM (New York City time) on the last Business Day in the Extension Notice Period relating to the applicable Election Date, at which time such election will be irrevocable. In order to be effective, any notice of revocation must be delivered to the Issuing and Paying Agent and must (i) include the name of the person who delivered the Notice of Election and the Senior Notes to which it relates and the aggregate principal amount of the Senior Notes represented by such revocation, (ii) state that the holder revokes its Notice of Election with respect to such Senior Notes, (iii) be signed by the holder thereof in the same manner as the original signature on the Notice of Election and (iv) be delivered to the Issuing and Paying Agent within the time frames described in the immediately preceding sentence.

The Senior Notes will be Global Notes and will remain on deposit with the Depositary as described under “Description of Notes—Book-Entry Registration” in the accompanying Offering Circular. Therefore, a holder must exercise the option to extend the maturity of its Senior Notes through the Depositary. To ensure that the Depositary will receive timely notice of a holder’s election to extend the maturity of all or a portion of its Senior Notes, or its subsequent revocation of such an election, such holder must instruct the direct or indirect participant through which it holds an interest in the Senior Notes to notify the Depositary of its election to extend the maturity of its Senior Notes, or to revoke any such election, in accordance with the then applicable operating procedures of the Depositary.

The Depositary must receive any Notice of Election from its participants no later than 1:00 PM (New York City time) on the last Business Day in the Extension Notice Period for any Election Date so that it can deliver a report of such election to the Issuing and Paying Agent. Different firms have different deadlines for accepting instructions from their customers. A holder should consult the direct or indirect participant through which it holds an interest in the Senior Notes to ascertain the deadline for ensuring that timely notice will be delivered to the Depositary.

None of the Bank, PNC Capital Markets LLC, the Issuing and Paying Agent or any agent of any of them will have any liability to a holder or any direct participant, indirect participant or beneficial owner for any delay in exercising the option to extend the maturity of a Senior Note.

If, with respect to any Election Date, a holder does not make a timely and proper election to extend the maturity of all or any portion of the principal amount of its Senior Notes, the principal amount of the Senior Notes for which no election has been made will be due and payable on the then-current maturity date. The principal amount of the Senior Notes for which an election is not made will be represented by a substitute Senior Note issued as of the applicable Election Date. The substitute Senior Note will have the same terms as the original Senior Notes, except that (1) it will not be extendible, (2) it will not include any future increases in the spread to index and the interest rate spread will remain the spread in effect at the beginning of the Extension Notice Period, (3) it will have a separate CUSIP number and (4) its non-extendible maturity date will remain the then-current maturity date.

The failure to elect to extend the maturity of all or any portion of the Senior Notes will be irrevocable and will be binding upon any subsequent holder of such Senior Notes. The Holder of a substitute Senior Note received as a consequence of the failure to make such election may not elect to exchange such substitute Senior Note for an interest in this Senior Note. The Company and the Issuing and Paying Agent shall deem this Senior Note cancelled as to any portion of the Principal Amount hereof for which a duly completed form entitled “Option to Extend Maturity Date” and, if applicable, this Senior Note are not delivered to the Issuing and Paying Agent within the applicable Extension Notice Period in accordance with the terms of this Senior Note.

On any Election Date that a holder does not elect to extend the maturity of all or any portion of the principal amount of its Senior Notes, the Bank may elect to redeem all or any portion of the principal amount of the Senior Notes for which the maturity was not extended in increments of $1,000 (provided that any remaining principal amount hereof shall be at least $250,000) at a redemption price equal to 100% of the principal amount of such Senior Notes plus accrued interest from and including the most recent Interest Payment Date to but excluding the redemption date, which will be the 5th Business Day following such Election Date (the “Optional Redemption Date”). The Bank will provide notice of its election to redeem the Senior Notes to such holder by the 2nd Business Day following the Election Date.

If less than all the Senior Notes of this series for which the maturity was not extended at any time outstanding are to be redeemed, the Senior Notes to be so redeemed shall be selected by the Issuing and Paying Agent by lot or in any usual manner approved by it. In the event of redemption of this Senior Note in part only, a new Senior Note for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the surrender hereof.

OPTION TO EXTEND MATURITY DATE

Unless otherwise specified in the table below, this Option to Extend Maturity Date relates to all of the principal amount of the Senior Note in the amount of $              held by the undersigned. If this Option to Extend Maturity Date relates to less than all of the principal amount of the Senior Note held in the name of the undersigned (either as registered or on the records of the Depositary), list on the table below the principal amount of Senior Note for which this Option to Extend Maturity Date is delivered. In the event this Option to Extend Maturity Date extends the maturity of only a portion of the principal amount of said Senior Note, the undersigned will surrender said Senior Note to the Issuing and Paying Agent, at its offices currently located at 116 Allegheny Center Mall, P8-YB35-02-8, Pittsburgh, Pennsylvania 15212, Attention: Security Settlements, or at such other place or places of which the Bank shall from time to time notify the holder of this Senior Note.

PRINCIPAL AMOUNT OF SENIOR NOTE (CUSIP: ) AS TO WHICH OPTION TO EXTEND MATURITY DATE RELATES

Name(s) and Addresses of Holders(s) (Please fill in exactly as such name appears on the books of the registrar or on the Depositary position list for the Senior Notes with respect to which this Option to Extend Maturity Date is delivered)	Principal Amount of Senior Note Held	Principal Amount of Senior Note as to which Option to Extend Maturity Date is delivered (Note: Complete only if Option to Extend Maturity Date relates to less than the aggregate principal amount of Senior Note held by the holder, which shall be $250,000 or a multiple of $1,000 in excess thereof)*

* Unless otherwise indicated, the holder will be deemed to have extended in respect of all of the principal amount of Senior Note held.

This Option to Extend Maturity Date must be executed in exactly the same manner as the holder’s name appears on the books of the registrar, or on the position listing of the Depositary in case of a holder who is a Depositary participant, without alternation or any change whatsoever.

SIGN HERE

Signature of Holder or Authorized Signatory

Date:

Name:

Capacity:

Address:

SIGNATURE GUARANTEED — (required only if Senior Notes are to be issued and delivered to other than the registered Holder)

IF REQUIRED, THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

SCHEDULE OF SUBSTITUTE SENIOR NOTE EXCHANGES

The initial principal amount of this Senior Note is $            . The following exchanges of a portion of this Senior Note for an interest in a substitute Senior Note have been made:

Applicable Extension Date	Principal Amount of Senior Note Exchanged for Substitute Senior Note	Reduced Principal Amount of Senior Note Outstanding Following Issuance of Substitute Senior Note